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                                                                    EXHIBIT 23.2

    We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated January 14, 1997, except as to Note 12, which is as of January 23, 1997 relating to the financial statements of Amphenol Corporation, which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP
Hartford, Connecticut
April 17, 1997